United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On March 20, 2007, the Audit Committee of the Board of Directors of Chesapeake Utilities Corporation (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company's independent registered public accounting firm.

The reports of PwC on the consolidated financial statements of the Company for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended December 31, 2006 and 2005 and through March 20, 2007, there have been no (a) disagreements, as described under Item 304(a)(1)(iv) of Regulation S-K, with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the Company’s consolidated financial statements for such years, or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

We provided PwC with a copy of the foregoing disclosures and requested a letter from PwC indicating whether or not it agrees with such disclosures. A copy of PwC’s letter dated March 21, 2007 is attached hereto as Exhibit 16.

The Company engaged Beard Miller Company LLP as its new independent registered public accounting firm. During the years ended December 31, 2006 and 2005 and through March 20, 2007, the Company had not consulted with Beard Miller Company LLP on any matters or events described in Item 304(a)(2) (i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document Description	Method of Filing
16	Letter from PricewaterhouseCoopers indicating agreement with statements made in Item 4.01	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Michael P. McMasters
—————————————
Michael P. McMasters
Senior Vice President and Chief Financial Officer

Date: March 23, 2007